Exhibit 5.2

DURHAM JONES & PINEGAR, P.C. 192 East 200 North, Third Floor St. George, Utah 84770-2879 435.674.0400 435.628.1610 Fax www.djplaw.com

October 28, 2014

Mad Catz Interactive, Inc.

10680 Treena Street, Suite 500

San Diego, CA 92131

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel for Mad Catz Interactive, Inc. (the “Company”) in connection with the registration by the Company of debt securities pursuant to the filing on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration of shares of the Company’s common stock, without par value, warrants to purchase common stock, rights, debt securities or any combination of the foregoing securities as units. The securities registered under the Registration Statement may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $30,000,000.

In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of: (i) the Company’s Articles of Incorporation (the “Articles of Incorporation”) and Bylaws, each as amended to the date hereof; (ii) the Registration Statement and exhibits thereto; (iii) the form of indenture for the Debt Securities attached as an exhibit to the Registration Statement (iv) the resolutions of the board of directors of the Company (the “Board”) dated September 24, 2014, with respect to the filing of the Registration Statement, and (v) such other documents and instruments as we have deemed necessary for the expression of the opinions contained herein. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photocopies.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

SALT LAKE CITY  |  LEHI  |  OGDEN  |  ST. GEORGE  |  LAS VEGAS

Mad Catz Interactive, Inc.

October 28, 2014

The opinion set forth herein is subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or before the time of the delivery of any debt securities offered pursuant to the Registration Statement: (a) the Company is validly existing and in good standing under the Canada Business Corporations Act; (b) the Company has full power and authority, corporate and otherwise, to create and issue the debt securities and create the obligations thereunder; (c) the Board, including any appropriate committee appointed thereby, and appropriate officers of the Company shall have (i) duly established the terms of the debt securities, (ii) duly authorized and taken any other necessary corporate or other action to approve the creation, if applicable, issuance and sale of the debt securities and related matters, and, in the case of both of (i) and (ii), such authorizations and actions shall remain in effect and unchanged at all times during which the debt securities are offered, sold or issued by the Company; (d) the definitive terms of each series of the debt securities, and the terms of the issuance and sale of the debt securities (i) shall have been duly established in accordance with all applicable law and the Articles of Incorporation and the Bylaws of the Company, the indenture and any other relevant agreement relating to the terms and the offer and sale of the debt securities (collectively, the “Documents”) and the authorizing resolutions of the Board, and (ii) shall not violate any applicable law or any Documents (subject to the further assumption that such Documents have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any restriction imposed by any court or governmental body having jurisdiction over the Company; (e) the indenture relating to the terms of the debt securities shall be governed by and construed in accordance with the internal laws of the State of New York; (f) the debt securities and any certificates representing the debt securities shall have been duly authenticated, executed, countersigned, registered and delivered upon payment of the agreed-upon legal consideration therefor and shall have been duly issued and sold in accordance with any relevant agreement, and, if applicable, duly executed and delivered by the Company and any other appropriate party; (g) each applicable Document and any other relevant agreement relating to the offer and sale of the debt securities shall have been duly authorized, executed and delivered by the Company and each other party thereto, and shall constitute a valid and binding obligation of each party thereto (other than the Company); (h) the Registration Statement, and any amendments thereto (including post-effective amendments), shall have been declared effective under the Act, and such effectiveness shall not have been terminated or rescinded and that no stop orders will have been issued by the Commission with respect to the Registration Statement; (i) a prospectus supplement shall have been prepared, delivered and filed in compliance with the Act and the applicable rules and regulations thereunder describing the debt securities offered thereby; (j) the debt securities shall have been issued and sold in compliance with applicable U.S. federal and state securities laws and solely in the manner stated in the Registration Statement and the applicable prospectus supplement; and (k) in the case of an agreement or instrument pursuant to which any debt securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

Based upon the foregoing examination and subject to the qualifications and limitations stated herein, we are of the opinion that the debt securities offered pursuant to the Registration Statement when (a) duly executed, authenticated, issued and sold in accordance with the

Mad Catz Interactive, Inc.

October 28, 2014

Registration Statement and applicable prospectus supplement and in accordance with the provisions of an applicable, valid and binding purchase agreement, underwriting agreement, indenture or other similar agreement or (b) delivered to the purchaser or purchasers thereof against receipt by the Company of such lawful consideration therefor, if any, as the Board (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be binding obligations of the Company, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinions set forth herein are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors’ rights generally; (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law; (iii) an implied covenant of good faith and fair dealing; (iv) the discretion of the court before which any proceeding for enforcement may be brought; and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

We note that New York General Obligations Law Section 5-1401 (“Section 5-1401”) states in pertinent part that “[t]he parties to any contract, agreement or undertaking, contingent or otherwise, in consideration of, or relating to any obligation arising out of a transaction covering in the aggregate not less than two hundred fifty thousand dollars, . . . may agree that the law of this state shall govern their rights and duties in whole or in part, whether or not such contract, agreement or undertaking bears a reasonable relation to this state.” One United States federal district court sitting in New York, in upholding the application of Section 5-1401 in a case in which it found sufficient connections with New York State, suggested that the enforcement of the election of the parties to a contract to apply New York law might present a constitutional issue if New York State had no connection to either the parties or the transaction and applying New York law would violate an important public policy of a more interested state. Lehman Brothers Commercial Corporation et al. v. Minmetal International Non-Ferrous Metals Trading Company et. al., 179 F.Supp.2d 118 (S.D.N.Y. 2000). We assume, without independent verification, that the connections with New York State are sufficient that a New York State court should recognize the application of New York law to the indenture and the debt securities.

This opinion letter is being furnished to the Company solely for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be used, quoted, or otherwise referred to for any other purpose or by any other person, firm, or corporation without, in each instance, our prior written consent. Notwithstanding the foregoing, investors are entitled to rely on the opinion.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Mad Catz Interactive, Inc.

October 28, 2014

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are specifically limited to the laws of the State of New York and the federal laws of the United States of America and are as of the date hereof. We assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Sincerely,

/S/ DURHAM JONES & PINEGAR, P.C.